Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of our reports dated February 15, 2019, relating to the financial statements and financial statement schedules of The Allstate Corporation and subsidiaries, and the effectiveness of The Allstate Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 2018 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to a change in accounting principle for the recognition and measurement of financial assets and financial liabilities), and to the reference to us under the heading “Experts” in the Prospectus, which is part of the registration statements.

Form S-3 Registration Statement Nos.	Form S-8 Registration Statement Nos.
333-34583	333-04919
333-224541	333-16129
333-40283
333-134242
333-134243
333-144691
333-159343
333-175526
333-188821
333-200390
333-218343
333-228490
333-228491
333-228492

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 15, 2019